EXHIBIT 10.69

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of October 19, 2009, is by and among UNIGENE LABORATORIES, INC. (“Principal Borrower”), VICTORY PARK MANAGEMENT, LLC, as administrative agent and collateral agent (“Agent”) and the Holders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Financing Agreement (as hereinafter defined).

RECITALS

WHEREAS, Principal Borrower, Agent and the Lenders party thereto have entered into that certain Financing Agreement dated as of September 30, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, Principal Borrower, Agent and the Holders and Lenders party thereto have entered into that certain Pledge and Security Agreement dated as of September 30, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, the Principal Borrower, Agent and the Required Holders have agreed to the amendments as set forth herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Financing Agreement.

(a) Section 1.1 of the Financing Agreement is hereby amended as follows:

(i) The defined term “Change of Control” is hereby amended and restated to read in its entirety as follows:

“Change of Control” means, with respect to any Borrower or Subsidiary, that (A) such Borrower or Subsidiary shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not such Borrower or Subsidiary is the surviving corporation) another Person, (ii) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of such Borrower or Subsidiary to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock, (v) reorganize, recapitalize or reclassify the Common Stock, or (vi) cause to occur a “change in control” under any Affiliate Indebtedness, or (B) with respect to the Principal Borrower, (i) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (ii) a Unigene Change of Control (as defined in the Tarsa Stockholders’ Agreement) shall occur.

(ii) The defined term “Extraordinary Receipts” is hereby amended and restated to read in its entirety as follows:

“Extraordinary Receipts” means any cash received by the Borrowers or any of their Subsidiaries outside the ordinary course of business (and not consisting of (i) Milestone Payments, (ii) proceeds described in Sections 2.3(b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) or (iii) reimbursements under Section 4.1 of the Tarsa License Agreement), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, and (d) any purchase price adjustment received in connection with any Acquisition.

(iii) The defined term “Intellectual Property Security Agreements” is hereby amended and restated to read in its entirety as follows:

“Intellectual Property Security Agreements” means each trademark security agreement, patent security agreement and copyright security agreement, in the forms of Exhibit N attached hereto, executed from time to time by and among the Borrowers and the Agent.

(iv) The defined term “Material Contract” is hereby amended and restated to read in its entirety as follows:

“Material Contract” means (i) each of the Material License Agreements, (ii) each of the Material Tarsa Agreements, (iii) each of the Affiliate Notes and (iv) any other contract or other arrangement to which the Borrowers or any of their Subsidiaries is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to have a Material Adverse Effect.

(v) The defined term “Material License Agreements” is hereby amended and restated to read in its entirety as follows:

“Material License Agreements” means, collectively, the Novartis License Agreement, the USL License Agreement, the SmithKline License Agreement, the Tarsa License Agreement and each other material agreement pursuant to which any of the Borrowers or their Subsidiaries license intellectual property rights.

(vi) The defined term “Permitted Dispositions” is hereby amended and restated to read in its entirety as follows:

“Permitted Dispositions” means (i) sales of Inventory in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property in the ordinary course of business, (iii) the granting of Permitted Liens, (iv) the licensing of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business consistent with past practice, and (v) the disposition of assets and the licensing of intellectual property rights pursuant to and in accordance with the terms of the Tarsa License Agreement.

(vii) The defined term “Security Documents” is hereby amended and restated to read in its entirety as follows:

“Security Documents” means the Security Agreement, the Collateral Assignment, the Intellectual Property Security Agreements, the Mortgages, if any, and all other instruments, documents and agreements delivered by any of the Borrowers or any of their Subsidiaries in order to grant to Agent or any Holder a Lien on any real, personal or mixed Property of the Borrowers or one of their Subsidiaries as security for the Obligations.

(viii) Section 1.1 of the Financing Agreement is hereby amended by inserting the following defined terms in the proper alphabetical order:

“Collateral Assignment” means the collateral assignment of the Tarsa License Agreement, in form and substance satisfactory to Agent, entered into by the Principal Borrower and the Agent.

“Investors” means MVM Fund III Limited Partnership, MVM Fund III (No.2) Limited Partnership, Novo A/S, Quaker BioVentures II, L.P. and David Brand, collectively.

“Material Tarsa Agreements” means the Tarsa License Agreement, the Tarsa Contribution Agreement, the Tarsa Stockholders’ Agreement, the Tarsa Investor Rights Agreement, the Tarsa Charter and the Tarsa Bylaws.

“Principal Stockholders” means Principal Borrower, David Brand and James Gilligan, Ph.D, MSIB, collectively.

“Tarsa” means Tarsa Therapeutics, Inc., a Delaware corporation.

“Tarsa Bylaws” means the Bylaws of Tarsa, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Tarsa Charter” means the Amended and Restated Certificate of Incorporation of Tarsa, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Tarsa Confidential Information” means Tarsa Confidential Information (as defined in the Tarsa License Agreement).

“Tarsa Contribution Agreement” means that certain Contribution Agreement by and between Principal Borrower and Tarsa, dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Tarsa Investor Rights Agreement” means that certain Investor Rights Agreement, by and among Tarsa, Principal Borrower and the Investors, dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Tarsa License Agreement” means that certain License Agreement by and between Principal Borrower and Tarsa, dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Tarsa Stockholders’ Agreement” means that certain Stockholders’ Agreement by and among Tarsa, the Investors and the Principal Stockholders, dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified in accordance with the terms hereof.

“Warrant Exchange Agreement” means that certain Warrant Exchange Agreement by and between Principal Borrower and Victory Park Special Situations Master Fund, Ltd., dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified from time to time.

(b) Section 7.2 of the Financing Agreement is hereby amended by amending and restating the first sentence thereof to read as follows:

Each of the Borrowers has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Lock-Up Agreement, the Warrant Exchange Agreement, the Irrevocable Transfer Agent Instructions, the Security Agreement, the Collateral Assignment, the Fee Letter, the Mortgages, the Intellectual Property Security Agreements, the Affiliate Subordination Agreement and each of the other agreements, documents and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.

(c) Section 7.31 of the Financing Agreement is hereby amended by amending and restating the first sentence thereof to read as follows:

The Principal Borrower’s Common Stock is registered under Section 12(g) of the 1934 Act.

(d) Schedules 7.7, 7.8, 7.11, 7.43, 7.44 and 8.23 to the Financing Agreement are hereby amended and restated to read in their entirety as set forth on Schedules 7.7, 7.8, 7.11, 7.43, 7.44 and 8.23 hereto, respectively.

(e) Section 8.3(l) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

(l) Other Information. Promptly upon their becoming available, deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Principal Borrower to its security holders acting in such capacity or by any of its Subsidiaries to its security holders other than the Principal Borrower or another Subsidiary, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Principal Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Principal Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Principal Borrower or any of its Subsidiaries, (iv) each demand, notice or other communication of a material nature (except those received in the ordinary course of business) delivered to or sent by it in any way relating to any Material Tarsa Agreement, and otherwise keep Agent informed of all material circumstances known to it bearing upon any of the Borrowers’ or the Agent’s rights under any Material Tarsa Agreement, and (v) such other information and data with respect to the Principal Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

(f) Section 8.26(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

(b) Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, each of the Borrowers shall not, and shall cause each of their respective officers, directors, employees and agents not to, provide any Lender with any Tarsa Confidential Information or any “material non-public information” regarding the Principal Borrower or its Subsidiaries, including with respect to any of their respective securities, from and after the filing of the 8-K Filing with the SEC unless prior to delivery thereof (A) the Borrowers shall have disclosed to the Lenders (x) that they are required to deliver information that is Tarsa Confidential Information or that does or with the passage of time may constitute “material non-public information,” (y) a general description of the nature of such information and a redacted version of any document otherwise required to be delivered that contains such information and (z) the provision of this Agreement or the other Transaction Documents that otherwise requires disclosure of such information, (B) the Lenders shall have specifically requested delivery of such information after being informed that such information is Tarsa Confidential Information or “material non-public information,” and (C) the Lenders and the Borrowers shall have negotiated in good faith to enter into, and shall have entered into, a confidentiality arrangement applicable to such information in form and substance satisfactory to the Lenders and the Borrowers (and, with respect to Tarsa Confidential Information, on terms substantially the same as those set forth in Section 5.1 of the Tarsa License Agreement, as in effect on October 19, 2009, with Tarsa as a third party beneficiary of such confidentiality arrangement); provided that if the Borrowers do not deliver such information because either the Lenders decline to receive such information hereunder or the Lenders and Borrowers do not or are unable to enter into such a confidentiality arrangement after such good faith negotiations, then the Borrowers shall not be in breach of either this covenant or the provision of this Agreement or the other Transaction Documents that otherwise requires disclosure of such information. In the event of a breach of the foregoing covenant resulting from the disclosure of “material non-public information” by any of the Borrowers or any of their respective officers, directors, employees or agents, in addition to any other remedy provided herein or in the other Transaction Documents, a Lender may, but shall not be obligated to, notify the Principal Borrower of such breach and the “material non-public information,” the receipt of which resulted in such breach. Within two Business Days of receipt of such notice, the Principal Borrower shall either (a) deliver a notice to such Lender certifying that such “material non-public information” has already been publicly disclosed by the Principal Borrower or (b) make a public disclosure, in the form of a press release, public advertisement, Form 8K or otherwise, of such “material non-public information.” In the event that any of the Borrowers, or any of their respective officers, directors, employees or agents, shall have delivered information to the Lenders pursuant to this Agreement or the other Transaction Documents without first informing the Lenders that such information constitutes “material non-public information,” the Lenders shall be entitled to presume that such information does not constitute “material non-public information” relating to the Principal Borrower, its Subsidiaries or any of their respective securities.

(g) Section 8.27 of the Financing is hereby amended and restated to read in its entirety as follows:

Section 8.27 Modification of Organizational Documents and Certain Documents. The Borrowers shall not, without the prior written consent of the Agent or the Required Holders, (i) permit the charter, by-laws or other organizational documents of any Borrower, or any Material Contract (other than any Material License Agreement or any Material Tarsa Agreement) to be amended or modified, (ii) consent to an amendment, supplement or other modification of any Material Tarsa Agreement (other than the Tarsa License Agreement) or (iii) amend, supplement or otherwise modify, or waive any rights under, the Affiliate Subordination Agreement, in each case in any manner adverse to the interests of the Holders or the Lenders.

(h) Section 8.29 of the Financing Agreement is hereby amended by (1) deleting “and” at the end of clause (i) thereof, (2) deleting “.” at the end of clause (j) thereof and inserting in lieu thereof “; and”, and (3) inserting a new clause (k) that reads in its entirety as follows:

(k) Investments in Tarsa pursuant to and in accordance with the terms of the Material Tarsa Agreements.

2. Amendments to Security Agreement.

(a) Schedule D to the Security Agreement is hereby amended and restated to read in its entirety as set forth on Schedule D hereto.

(b) Schedule E to the Security Agreement is hereby amended and restated to read in its entirety as set forth on Schedule E hereto.

3. Representations and Warranties of Credit Parties. In order to induce the Agent and the Holders to enter into this Amendment, Principal Borrower represents and warrants to the Agent and the Holders (which representations and warranties shall survive the execution and delivery of this Amendment) that:

(a) the execution, delivery and performance by Principal Borrower of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of Principal Borrower enforceable against Principal Borrower in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(b) after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties contained in the Financing Agreement and the other Transaction Documents is true and correct on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(c) the execution, delivery and performance of this Amendment by the Principal Borrower and the consummation by the Principal Borrower of the transactions contemplated hereby do not and will not (i) result in a violation of the Principal Borrower’s certificate or articles of incorporation or bylaws or other governing documents, or the terms of any capital stock or other equity interests of the Principal Borrower; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Principal Borrower is a party; (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of the Principal Borrower; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, (A) any Environmental Laws, or (B) federal and state securities laws or (C) the rules and regulations of the Principal Market applicable to the Principal Borrower or by which any property or asset of the Principal Borrower is bound or affected;

(d) no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the effectiveness of this Amendment or the consummation of the transactions contemplated hereby;

(e) (i) the disposition of any Collateral in accordance with the procedures and other terms of that certain ROFO/ROFR Agreement by and among Tarsa, the Investors (each as defined in the Financing Agreement after giving effect to this Amendment) and the Agent, dated as of October 19, 2009, as amended, restated, supplemented, or otherwise modified from time to time, shall be deemed to have been made in a commercially reasonable manner and (ii) in connection with any such public disposition, the Agent and the other Secured Parties shall have no obligation to engage in public auctions or other public sales (whether through the use of “sealed bids” or otherwise) of any of the Collateral; and

(f) since September 30, 2008, there shall have been no event or occurrence or series of events or occurrences that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4. Conditions To Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent (or the waiver thereof by the Agent and the Required Holders):

(a) this Amendment shall have been executed and delivered by the Principal Borrower, Agent and Required Lenders;

(b) the representations and warranties contained herein shall be true and correct as of the date hereof;

(c) Principal Borrower shall have paid all fees and other amounts due and owing on the date hereof under the Fee Letter and the other Transaction Documents;

(d) Principal Borrower shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the execution of this Amendment and the consummation of the transactions contemplated hereby; and

(e) Agent shall have received copies of each of the agreements, documents, certificates, opinions or other instruments listed on Annex I hereto, each duly executed by the parties thereto (as applicable) and each in form and substance satisfactory to Agent.

5. Reference To And Effect Upon The Financing Agreement.

(a) The Financing Agreement and the other Transaction Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, any Lender or any Holder under the Financing Agreement or any Transaction Document, nor constitute a waiver or amendment of any provision of the Financing Agreement or any Transaction Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Financing Agreement to “this Financing Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

(c) This Amendment shall constitute a Transaction Document.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

9. Reaffirmation. Principal Borrower hereby reaffirms that the Obligations are and continue to be secured by the security interest granted by Principal Borrower in favor of the Agent, on behalf of the Secured Parties, under the Security Documents and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of Principal Borrower under such documents and agreements entered into with respect to the obligations under the Financing Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by Principal Borrower. Principal Borrower acknowledges that all references to “Financing Agreement” and “Obligations” in the Transaction Documents shall take into account the provisions of this Amendment and be a reference to the “Financing Agreement” and the “Obligations” as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

PRINCIPAL BORROWER:

UNIGENE LABORATORIES, INC.

By:	/s/ Ronald S. Levy
Name:	Ronald S. Levy
Title:	Executive Vice President

[Signature Page to Omnibus Amendment Agreement]

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Manager

[Signature Page to Omnibus Amendment Agreement]

HOLDERS:

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	Victory Park Capital Advisors, LLC, its investment manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	General Counsel

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:	Victory Park Capital Advisors, LLC, its investment manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	General Counsel

[Signature Page to Omnibus Amendment Agreement]

ANNEX I

Closing Requirements

1.	A fully executed and delivered copy of a consent by Tarsa, MVM Fund III L.P., MVM Fund III (No.2) L.P., Novo A/S, Quaker BioVentures II, L.P. and other holders of Equity Interests of Tarsa.

2.	Stock certificates evidencing the Pledged Equity set forth on Schedule E hereto, together with duly executed in blank, undated stock powers attached thereto.

3.	A fully executed and delivered copy of the Collateral Assignment by Principal Borrower.

4.	Fully executed and delivered copies of the Material Tarsa Agreements (as defined in the Financing Agreement after giving effect to this Amendment) and all related documents.

5.	A fully executed and delivered copy of the Warrant Exchange Agreement (as defined in the Financing Agreement after giving effect to this Amendment) and a letter of instruction to the Principal Borrower’s transfer agent regarding the stock certificates evidencing the common stock of the Principal Borrower to be issued pursuant to the terms thereof.

SCHEDULE 7.7

Equity Capitalization

(ii) STOCK OPTIONS:

As of 01/01/09	Stock Options
Outstanding	4,864,315
Vested	3,475,285
Nonvested	1,389,030

Period Activity
Issued	731,000
Exercised	199,300
Forfeited	4,000
Expired	36,000

As of 09/30/09
Outstanding	5,356,015
Vested	3,656,015
Nonvested	1,700,000

MISCELLANEOUS WARRANTS as of September 30, 2009:

	Number of Shares	Exercise Price	Grant Date	Expiration Date
Fusion	1,061,571	$1.77	4/7/2005	4/7/2010
Yale	20,000	$2.00	7/25/2005	5/31/2015
Victory Park *	1,000,000	$4.25	3/17/2006	3/17/2011
Kieran Murphy	40,000	$2.20	12/4/2006	12/5/2012

	2,121,571

*	On the date of this Amendment, this warrant will be cancelled pursuant to the terms and conditions set forth in the Warrant Exchange Agreement.

RIGHTS AGREEMENT:

In December 2002, pursuant to a rights agreement, the Principal Borrower distributed common stock purchase rights to stockholders of record as a dividend at the rate of one right for each share of common stock. Each right entitles the holder to purchase from the Principal Borrower one ten-thousandth of a share of common stock at an exercise price of $4.00. Initially the rights are attached to the common stock and are not exercisable. There is one right outstanding for every share of common stock outstanding.

The rights become exercisable and will separate from the common stock ten calendar days after a person or group acquires beneficial ownership of fifteen percent or more of the Principal Borrower’s common stock, or ten business days (or a later date following such announcement as determined by the Principal Borrower’s Board of Directors) after the announcement of a tender offer or an exchange offer to acquire fifteen percent or more of our outstanding common stock.

The rights are redeemable for $.00001 per right at the option of the Board of Directors at any time prior to the close of business on the tenth calendar day after a person or group acquires beneficial ownership of fifteen percent or more of our common stock. If not redeemed, the rights will expire on December 30, 2012. Prior to the date upon which the rights would become exercisable under the rights agreement, the Principal Borrower’s outstanding stock certificates will represent both the shares of common stock and the rights, and the rights will trade only with the shares of common stock.

(iii) NOTES:

Jay Levy	$8,318,714	5/10/2007
Jaynjean Levy Family Limited Partnership	$7,418,803	5/10/2007
Victory Park Credit Opportunities Master Fund, Ltd.	$9,541,785.30	9/30/2008
Victory Park Special Situations Master Fund, Ltd.	$4,995,420.70	9/30/2008
Victory Park Credit Opportunities Master Fund, Ltd.	$3,281,849.79	5/22/2009
Victory Park Special Situations Master Fund, Ltd.	$1,718,150.21	5/22/2009

(iv) Schedule 8.6 is hereby incorporated by reference.

(v) Registration Rights Agreement by and between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc., dated as of April 7, 2005.

Registration Rights Agreement by and between Unigene Laboratories, Inc. and the Buyers listed therein, dated as of March 16, 2006.

(vi) The Rights Agreement described in Schedule 7.7(ii) is hereby incorporated by reference.

SCHEDULE 7.8

Indebtedness and Other Contracts

(i)	Jay Levy	$8,318,714	5/10/2007
	Jaynjean Levy Family Limited Partnership	$7,418,803	5/10/2007
	Unigene Biotechnology Co., Ltd.	$2,175,000	4/23/2008
	Victory Park Credit Opportunities Master Fund, Ltd.	$9,541,785.30	9/30/2008
	Victory Park Special Situations Master Fund, Ltd.	$4,995,420.70	9/30/2008
	Victory Park Credit Opportunities Master Fund, Ltd.	$3,281,849.79	5/22/2009
	Victory Park Special Situations Master Fund, Ltd.	$1,718,150.21	5/22/2009

SCHEDULE 7.11

Title

(iv)	Jay Levy	Assets per 5/10/2007 security agreement
	Jaynjean Levy Family Limited Partnership	Assets per 5/10/2007 security agreement
	Tarsa Therapeutics, Inc.	Assigned Contracts per, and as defined, in, that certain Assignment and Assumption Agreement, dated as of the date hereof, by and between the Company and Tarsa Therapeutics, Inc.

SCHEDULE 7.43

Material Contracts

LICENSE AND OTHER AGREEMENTS:

The Material Tarsa Agreements, as defined in the Amendment.

License Agreement by and between Smithkline Beecham Corporation and Unigene Laboratories, Inc., dated as of April 13, 2002, as amended.

License Agreement by and between Novartis Pharma AG and Unigene Laboratories, Inc., dated as of April 7, 2004.

License and Development Agreement by and between Upsher-Smith Laboratories, Inc. and Unigene Laboratories, Inc., dated as of November 26, 2002.

CHINA JV AGREEMENTS (SPG/CPG):

Joint Venture Contract by and between Shijiazhuang Pharmaceutical Group Company, Ltd. and Unigene Laboratories, Inc., dated as of June 15, 2000.

Articles of Association of Shijiazhuang – Unigene Pharmaceutical Corporation Limited, dated as of June 15, 2000.

Agreement by and between Shijiazhuang Pharmaceutical Group Company, Ltd. and Unigene Laboratories, Inc., dated as of April 23, 2008.

Technology Transfer Agreement by and between Shijiazhuang Pharmaceutical Group Corporation and Unigene Laboratories, Inc., dated as of April 23, 2008.

NOTES:

Jay Levy

Jaynjean Levy Family Limited Partnership

SCHEDULE 7.44

FDA and Product-Related Matters

(e) The Principal Borrower constructed a facility that complies with current good manufacturing practice guidelines, or cGMP, for the production of calcitonin at leased premises located in Boonton, New Jersey.

The Principal Borrower filed a new drug application, or NDA, for Fortical in March 2003 and Fortical was approved by the FDA in August 2005.

Issued US Patents

Patent Number	Name	Date
6,319,685	Alpha-Amidating Enzyme Compositions & Processes for the Production and Use	11/20/01
5,789,234	Expression Systems for Amidating Enzyme	8/4/98
5,912,014	Oral Salmon Calcitonin	6/15/99
6,103,495	Direct Expressions	8/15/00
6,086,918	Oral Prep-I	7/11/00
6,210,925	Direct Expression – I	4/3/01
6,440,392	Nasal Calcitonin	8/27/02
6,627,438	Direct Expression – I	9/30/03
6,737,250	Direct Expression – I	5/18/04
6,673,574	Oral Pep-Trans	1/6/04
7,316,819	Oral Pep Pharmaceutical Dosage Form and Method of Production (Pfizer)	1/8/08
7,445,911	Enzymatic Reactions in the Presence of Keto Acids	11/04/08
7,531,518	Method For Fostering Bone Formation and Preservation	5/12/09
7,541,174	Bacterial Host Cell For the Direct Expression of Peptides	6/2/09
7,553,655	Improved Bacterial Host Cell for the Direct Expression of Peptides	6/30/09
RE 40812	Nasal Calcitonin Formulation	6/30/09

US Patent Applications

Application Number	Name	Date
12/063,618	Bone Augment Apparatus	2/21/08
11/430,752	Bone Implant Device and Methods of Using Same (Joint with Yale)	5/9/06
PCT/US2006/018609	Bone Implant Device and Methods of Using Same (Yale)	5/11/06
11/474,159	Cell Lines for the Expressing Enzyme Useful in the Preparation of Amidated Products	6/23/06
10/818,966	Direct Expression of Peptides Into Culture Media	4/5/04
12/284,552	Enzymatic Reactions In the Presence of Keto Acids	9/22/08

Application Number	Name	Date
11/567,454	Fast Acting Oral Peptide Pharmaceutical Products	12/6/06
11/654,211	Glyoxylate Assays and their Use For Identifying Natural Amidated Compounds	1/17/07
11/076,260	Improved Bacterial Host Cell for the Direct Expression of Peptides	3/9/05
11/928,936	Improved Bacterial Host Cell for the Direct Expression of Peptides (Div of Application #60/552,824)	10/30/07
11/928,994	Improved Bacterial Host Cell for the Direct Expression of Peptides(Div of Application #60/552,824)	10/30/07
10/761,481	Improved Oral Delivery of Peptides	1/20/04
11/929,079	Improved Bacterial Host Cell for the Direct Expression of Peptides	10/30/07
10/774,358	Nasal Calcitonin Formulations	2/5/04
11/128,095	Method for Fostering Bone Formation and Preservation (Joint with Yale)	5/11/05
11/267,987	Method for Fostering Bone Formation and Preservation (Joint with Yale)	11/7/05
11/839,957	Method for Fostering Bone Formation and Preservation (Joint with Yale)	8/16/07
11/839,993	Method for Fostering Bone Formation and Preservation	8/16/07
12/059,662	Method for Fostering Bone Formation and Preservation (Joint with Yale)	3/31/08
12/059,605	Method for Fostering Bone Formation and Preservation (Joint with Yale)	3/31/08
11/254,640	Method for Bone Augmentation	10/21/05
11/796,439	Method and Composition for Fostering & Preserving Bone Growth (Joint with Yale)	4/27/07
11/144,580	Oral Delivery of Peptide Pharmaceutical Composition	6/2/05
12/128,210	Peptide Pharmaceutical for Oral Delivery	5/28/08
11/661,838	Cement Delivery	12/13/07
61/166,160	Peptide Pharmaceutical for Nasal Delivery	4/2/09

License Agreements

Intellectual Property	Licensee	License Number	Effective Date	Expiration Date
All Calcitonin Manufacturing and Oral Formulation IP and other IP as described in the Tarsa License Agreement	Tarsa Therapeutics, Inc.	—	the date hereof	Expiration of royalty obligations

All Peptide Manufacturing & Oral Formulation IP	Smithkline Beecham Corporation	—	April 13, 2002	Expiration of last valid claim

All Manufacturing IP for Peptides and Amidating Enzyme	Novartis Pharma AG	—	April 7, 2004	Expiration of last valid claim

All US Patents and Patent Applications that claim Unigene’s salmon calcitonin formulation for nasal administration, including Patent No. 6,440,392	Upsher-Smith Laboratories, Inc.	—	November 26, 2002	Expiration of last valid claim

SCHEDULE 8.23

Additional Issuances of Securities

Pursuant to the terms and conditions set forth in the Warrant Exchange Agreement, the issuance of the New Shares (as defined therein).

SCHEDULE D

Pledged Companies

Tarsa Therapeutics, Inc.

SCHEDULE E

Pledged Equity

Obligor	Pledged Company	Percentage of Pledged Interests	Pledged Interests as % of Total Issued and Outstanding of Pledged Company	Certificate No. of Pledged Interests
Unigene Laboratories, Inc.	Tarsa Therapeutics, Inc.	100%	39.20%	C0004